Exhibit 10(c)

Director Stock Option Award Agreement

This Director Stock Option Award Agreement (this “Agreement”) under the TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan, dated as of the Grant Date set forth below, is made between TrustCo Bank Corp NY (the “Company”) and the Participant set forth below.

The exercise of the award granted in this Agreement is contingent on the Participant agreeing to be bound by all of the terms and conditions of the Plan and this Agreement by signing and returning this Agreement to the Company on or before November 17, 2011. If the Participant fails to return a signed copy of this Agreement to the Company on or before such date, this award will be deemed to be forfeited and terminated with no right to exercise.

1. Grant of Option. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of the number of shares of Common Stock of the Company set forth in paragraph 2 at an Option Price (“Option Price”) per share also set forth in paragraph 2. This Option is intended to be a nonqualified stock option for federal income tax purposes.

2. Award Summary

Participant:	_______________________________

Grant:	Grant Date:	November 15, 2011

Option Price per Share:	_________________

Number of Shares under Option:	_________________

Exercisability:	The Option is exercisable in full as of the Grant Date.

Expiration Date:	November 15, 2021 (subject to earlier termination as set forth in the Plan and this Agreement).

3. Determination of Option Price. The Option Price is not less than the Fair Market Value of the Common Stock on the Grant Date. “Fair Market Value” is defined in the Plan to mean the closing price of the Company’s Common Stock as reported on the Nasdaq Global Select Market, or such other system as may supersede it, on a particular date (which for purposes of this Agreement is the Grant Date). In the event that there are no transactions in the Common Stock on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Common Stock.

4. Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, by delivering a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock.

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the shares of Stock as to which the Option is being exercised and applicable taxes (i) in United States dollars by personal check, bank draft or money order or the proceeds from a third-party broker-assisted “cashless” exercise of the Option; (ii) subject to such terms, conditions and limitations as the Compensation Committee of the Board of Directors of the Company (“Committee”) may prescribe, by tendering (either by actual delivery or attestation) unencumbered Previously Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of the shares of Stock for which the Option is so exercised; (iii) by any other means the Committee may have determined to be consistent with the Plan’s purpose and applicable law or (iv) by a combination of the consideration provided for in the foregoing clauses (i), (ii) and (iii).

5. Termination. The Option shall terminate on the earliest to occur of either the Expiration Date set forth in paragraph 2 or any of the following:

(a) in the event the service of the Participant to the Board is terminated by reason of death or Disability (as defined in the Plan), the Option may be exercised at any time prior to the Expiration Date or within three years after such date of termination, whichever period is the shorter.

(b) if the service of the Participant to the Board shall terminate for any reason other than death or Disability, or other than involuntarily for Cause, the Option shall terminate upon the expiration date of the Option or one month after such date of termination of service, whichever first occurs.

(c) if the Termination of the service of the Participant to the Board is for Cause, even if on the date of such Termination the Participant has met the definition of Disability, then the Option shall terminate immediately.

6. Transferability of the Option. Except as provided below, the Option (or any part thereof) may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, the Option is exercisable during the Participant’s lifetime only by Participant. Notwithstanding the foregoing, the Option may be transferred by Participant to (a) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members or (c) a partnership in which such Immediate Family Members are the only partners; provided, however, that with respect to any of the foregoing permissible transfers (x) there may be no consideration for such transfer and (y) subsequent transfers of the transferred Option are prohibited except those in accordance with Section 10 of the Plan. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 10 of the Plan, the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 12 of the Plan relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 12 of the Plan. As provided in Section 10 of the Plan, the Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of Participant’s death before Participant receives any or all of such benefit. Each designation will revoke all prior designations by the Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

7. Taxes and Withholdings. At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash (personal check, bank draft or money order), or make other arrangements, in accordance with Section 14 of the Plan, for the satisfaction of, any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8. No Rights as a Shareholder. Neither the Participant nor any other person shall become the beneficial owner of the shares of Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

9. No Right to Continued Service. Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right with respect to continuing the Participant’s service as a Director with the Company or any Affiliate for any period, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of the Company’s stockholders) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable law.

10. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s request to the Company at TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Secretary.

11. Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) The Shares received upon the exercise of the Option shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Human Resource Department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

13. Other Plans. The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

14. Recoupment Policy for Incentive Compensation. The Company’s Recoupment Policy for Incentive Compensation, as may be amended from time to time, shall apply to the Option, any Shares acquired upon exercise of the Option and any profits realized from the sale of such Shares to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup the Option, any Shares acquired upon exercise of the Option or profits realized from the sale of Shares previously covered by the Option either before, on or after the date on which the Participant becomes subject to such policy.

15. Governing Law. This Agreements shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Participants hereby agrees to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

TrustCo Bank Corp NY

By:
Name:
Title:

Accepted and agreed to:

Name: